FIRST MAJESTIC
SILVER CORP

January 26, 2011

Nature's Call Brands Inc.
3120 South Durango, Suite 305
Las Vegas, NV 89117

Attention: Robbie Manis

Dear Robbie:

Re: Letter of Intent – Jalisco Group of Properties

This letter of intent ("**Letter of Intent**") sets out the general terms and conditions of the proposed grant by First Majestic Silver Corp. ("**First Majestic**") to Nature's Call Brands Inc. ("**Nature's Call**") of an option to acquire up to a 90% interest in and to certain claims held by First Majestic's wholly owned subsidiary Minera El Pilon S.A. de C.V. (the "**Subsidiary**") located in Jalisco State, México as set out in Schedule "A" to this Letter of Intent (the "**Jalisco Group of Properties**").

The purpose of this letter is to set out sufficient details of the proposed transaction terms (the "**Proposed Transaction**") in order that a comprehensive formal option agreement (the "**Option Agreement**") may be prepared and executed by Nature's Call and First Majestic. We acknowledge that this Letter of Intent does not result in the formation of a legally binding agreement between us, other than in respect of section 4 below entitled "Confidentiality", which set out legally binding obligations of Nature's Call and First Majestic enforceable in accordance with their terms.

1. Transaction Terms

1.1 First Majestic will cause the Subsidiary to grant Nature's Call an option (the "**Initial Option**") to acquire a 50% legal and beneficial interest in and to the Jalisco Group of Properties. The Initial Option may be exercised by Nature's Call by incurring an aggregate of US$3,000,000 in exploration expenditures, which may include geochemical and geophysical sampling, drilling, assaying, mapping and data synthesis amongst other things on the Jalisco Group of Properties by the third anniversary of the Option Agreement.

1.2 Once the Initial Option has been exercised by Nature's Call, Nature's Call will have a second option (the "**Second Option**") to earn a further 20% legal and beneficial interest

in the Jalisco Group of Properties, for a total interest of 70%, by completing an additional US$2,000,000 in exploration expenditures by the fifth anniversary of the Option Agreement. Nature's Call must provide notice to First Majestic within 120 days of the exercise of the Initial Option that it intends to proceed with the Second Option (th e "**Second Option Notice**").

1.3 Once the Second Option has been exercised by Nature's Call, Nature's Call will have a third option (the "**Third Option**") to earn a further 20% interest in the Jalisco Group of Properties, for a total interest of 90%, by completing a bankable feasibility study on the Jalisco Group of Properties by the seventh anniversary of the Option Agreement and First Majestic shall, at all times, retain a 10% free carried interest in the Jalisco Group of Properties. Nature's Call must provide notice to First Majestic within 120 days of the exercise of the Second Option that it intends to proceed with the Third Option (the "**Third Option Notice**").

1.4 During the term of the Option Agreement, First Majestic will maintain the Jalisco Group of Properties in good standing by doing and filing all assessment work, making all payments and by performing all other acts which may be necessary in order to keep the Jalisco Group of Properties in good standing and free and clear of all liens and other charges All costs associated with maintaining the Jalisco Group of Properties in good standing will be paid by First Majestic or the Subsidiary and Nature's Call shall forthwith reimburse First Majestic or the Subsidiary, as the case may be, for all such payments.

1.5 Nature's Call further agrees to issue to First Majestic a total of 10,000,000 common shares in its share capital (the "**Shares**") upon execution of the Option Agreement. First Majestic acknowledges that the Shares will not be free trading on the date of issuance. Nature's Call further agrees to use its reasonable best efforts to file with the Securities Exchange Commission and have declared effective a registration statement qualifying the Shares, and to maintain effective such registration statement for a period of not less than two years from the date it is declared effective. In the event such registration statement has not been filed and declared effective within 12 months of the date of the Option Agreement or in the event that Nature's Call fails to maintain such registration statement effective (except a maximum of 2 blackout periods caused as a result of a material change, none of which lasts longer than 30 days) for a period of at least three years (or earlier if First Majestic has disposed of all its Shares) from the date it is declared effective, Nature's Call will issue First Majestic an additional 2,000,000 Shares. For the purposes of the issuance of Shares to First Majestic, Nature's Call will represent in the Option Agreement that:

(a) it is not a "reporting issuer" in any Province of Canada; and

(b) it is not an "OTC reporting issuer" as such term is defined in BC Instrument 51-509- *Issuers Quoted in the U.S. Over-The-Counter Market.*

1.6 The Option Agreement will provide that First Majestic shall retain a 2.375% NSR or net smelter royalty on the Jalisco Group of Properties.

1.7 Nature's Call will be the operator for all work conducted on the Jalisco Group of Properties during the earning in stage and once the Joint Venture has been formed.

1.8 Nature's Call will provide First Majestic with periodic budgets for the work to be conducted on the Jalisco Group of Properties, which budgets will be subject to approval by First Majestic, acting reasonably. If First Majestic does not approve a proposed budget it will have the option to provide a revised budget to Nature's Call for approval. If the parties cannot agree on a proposed budget in a reasonable amount of time the matter will be referred to a mutually acceptable qualified third party, familiar with the Jalisco Group of Properties to set a budget for the exploration work to be conducted on the Jalisco Group of Properties for that period of time set forth in the initial budget proposed by Nature's Call. Nature's Call will have the option at any time to pay for additional exploration work on the Jalisco Group of Properties in excess of the amounts set forth in any of the approved budgets.

2. Conditions

2.1 The completion of the Proposed Transaction will be conditional upon the following:

(a) the signing of a definitive Option Agreement by the parties; and

(b) completion of satisfactory due diligence on the Jalisco Group of Properties by Nature's Call.

3. Closing/Termination

3.1 The parties will use their reasonable best efforts to enter into the Option Agreement within 90 days of the date of this Letter of Intent, or as soon as reasonably practicable thereafter. At closing the parties will deliver such documentation as may be reasonably requested by the other parties' counsel as contemplated in the Option Agreement.

3.2 If the parties have not entered into the Option Agreement by June 30, 2011, this Letter of Intent will automatically terminate.

4. Confidentiality

4.1 The terms of this Letter of Intent and, subject to paragraph 4.6, all information obtained in connection with the performance of this Letter of Intent, and the due diligence to be conducted by the parties (the "**Confidential Information**"), will be the exclusive property of the party providing such information (the "**Disclosing Party**") and will not be disclosed by the receiving party (the "**Recipient**") to any third party or the public without the prior written

consent of the Disclosing Party. Subject to applicable law and the policies of any applicable stock exchange, the parties will agree with each other on the form, content and timing of any public announcement regarding the Proposed Transaction and Nature's Call may not make any public disclosure of the existence of this Letter of Intent or the Proposed Transaction or include in any public disclosure any reference to First Majestic, the Subsidiary or the Jalisco Group of Properties without the prior consent of First Majestic.

4.2 The Recipient will not and it will not permit any of its employees, officers, agents, representatives or affiliates to use any of the Confidential Information except in connection with the Recipient's evaluation of the Proposed Transaction. Neither the Recipient nor any of its affiliates will, without the Disclosing Party's prior written consent, stake, lease or otherwise acquire or become entitled to acquire any interest, directly or indirectly, alone or in concert with any other Person, in any mineral rights, land rights, surface rights, water rights or other mining related assets within the current boundaries of the Jalisco Group of Properties or within a three kilometer radius around the current boundaries of the Jalisco Group of Properties.

4.3 Subject to paragraph 4.4, if the Disclosing Party demands that the Recipient return or destroy the Confidential Information, the Recipient will immediately: return or destroy all Confidential Information to the Disclosing Party and will not retain any reproductions or extracts of the Confidential Information for any purpose. In such event and upon request by the Disclosing Party, the Recipient shall forthwith confirm such return or destruction to the Disclosing Party by delivering to the Disclosing Party a certificate in writing executed by a senior officer or director of the Recipient who will certify such return or destruction. Notwithstanding the forgoing, the obligation to return or destroy Confidential Information shall not cover Confidential Information that is maintained on routine computer system backup tapes, disks or other backup storage devices as long as such backed-up Confidential Information is not used, disclosed, or otherwise recovered from such backup devices.

4.4 In the event that the Recipient is subject to a legal obligation to retain any Confidential Information, the Recipient shall be entitled to retain one copy of any of the documents or other materials referenced in this section 4 pertaining to such Confidential Information with its lawyers for archival purposes.

4.5 The consent required by paragraph 4.1 will not apply to disclosure made to a governmental agency or to the public where the disclosing party believes in good faith that it is required by applicable laws or regulation, or the rules of any applicable stock exchange, to make such disclosure.

4.6 Notwithstanding the foregoing, none of the following shall constitute "Confidential Information":

(a) information which at any time forms part of the public domain, other than by reason of the Recipient's failure to comply with the terms hereof;

(b) information which the Recipient can demonstrate was in the Recipient's possession prior to the date the same Information is obtained hereunder; or

(c) information which the Recipient can demonstrate was ascertained or developed independently by the Recipient without reference to Information

5. Miscellaneous

5.1 Each of the parties will be responsible for the expenses of their respective professional advisors.

5.2 Time shall be of the essence in the performance of the Agreement.

If these general terms and conditions are acceptable to Nature's Call please arrange for the execution of the duplicate copy of this letter for return to us. Upon receipt we will instruct our legal counsel to prepare an initial draft of the Option Agreement and related documents for review by Nature's Call and its counsel.

Yours truly,

FIRST MAJESTIC SILVER CORP.

Keith Neumeyer
President & CEO

FIRST MAJESTIC
SILVER CORP

The general terms and conditions of the Proposed Transaction are acceptable to us.

Dated: JANUARY 31, 2011.

NATURE'S CALL BRANDS INC.

____
Authorized Signatory

FIRST MAJESTIC
SILVER CORP

SCHEDULE A

DESCRIPTION OF THE JALISCO GROUP OF PROPERTIES

FIRST MAJESTIC
SILVER CORP

The Jalisco Group of Claims comprises six prospects located in the Jalisco state of México covering a total area of 5,240 hectares. The following figures and table shows the location and the different areas:


SAN MARTÍN DE BOLAÑOS
TEPIC
JALISCO GROUP OF CLAIMS
PUERTO VALLARTA
ZAPOPAN
GUADALAJARA
TLAQUEPAQUE

0•

MINERA EL PILON S.A. de C.V.
JALISCO GROUP CLAIMS

Prospect	Claim	Hectares	Title	Municipality
Area Etzatlán (897 Ha)	Oconahua Fracc. I	18	218943	Etzatlán
	Oconahua Fracc. II	13	219015	Etzatlán
	Rodeo	43	224220	Etzatlán
	Veta Ancha	714	225988	Etzatlán
	Etzatlán	53	25/33267	Etzatlán
	Etzatlan Fracción	1	25/33267	Etzatlán
	Etzatlan Fracción I	55	25/33267	Etzatlán
Area La Purísima (142 Ha)	Ampl. La Purisima	61	191309	Guachinango
	La Purisima	81	191314	Guachinango
Area San Juan (96 Ha)	San Juan	96	217843	Ameca
Area Adriana (288)	Adriana	288	222837	Atengo
Area Tototlán (3,800 Ha)	La Bautista II	15	225740	Cuautla
	Tototlán del Oro	3,091	225968	Cuautla
	La Guerra	694	226676	Ayutla
Area Nuevo Poder (18)	Nuevo Poder Oro	18	226770	Pihuamo
	Total	**5,240**		